Exhibit 99.1
Dear Member,
We are in the midst of exciting times at E Energy Adams. On October 27th we began officially grinding corn and produced our first gallon of ethanol on October 31st.
Many of you have been asking about your ability to sell or trade units. Under our Operating Agreement, certain transfers of units may take place “at any time following the date on which substantial operations of the Facilities commences.” Our production of ethanol meets that requirement.
To assist you, we plan to post a bulletin board on our website showing units for sale including the asking price and also listing potential buyers. Before the bulletin board can be posted on our website, it must be approved by the Nebraska Department of Banking and Finance. As soon as we receive approval, you will find detailed instructions on our website, and you may also contact Laurie Leners, our Executive Assistant who manages investor relations, by calling her at 402-988-2512 or emailing her at lleners@eenergyadams.com. She will explain the process and add your units to the list of units for sale on the website. Because E Energy Adams is not a registered broker or dealer, we cannot assist the members in locating buyers and sellers of your units. Thus, the bulletin board is intended to be a mechanism whereby potential buyers and sellers can find each other.
In the interim period between now and when the bulletin board is approved and functional, if you have a proposed transfer of units by gift, sale or otherwise, you may contact Laurie and we will determine at that time whether the proposed transfer or trade can be approved. If so, Laurie can help you with the necessary paperwork. Because of IRS rules for partnerships, various securities rules and provisions in Section 9 of our Operating Agreement, we have very strict transfer guidelines we must follow. These are spelled out in Section 9 of our Operating Agreement which may be viewed on the SEC website under the SB-2 filing dated 10/07/05. You may access the website through the investor relations tab at www.eenergyadams.com. Once we have your completed documents and determine the requested transfer of units satisfy all requirements of the IRS, the securities rules and our company’s Operating Agreement, the transfer request will be officially reviewed and approved by our Board of Directors.
We are also pleased to inform you that the date of the E Energy Adams, LLC Annual Meeting has been tentatively set for Friday February 1, 2008 at 1:00 p.m. at the Holiday Inn Express in Beatrice, NE. An Open House will also take place that weekend including tours of your plant on Saturday February 2, from 11:00 a.m. to 2:00 p.m. For those attending the annual meeting and who wish to stay overnight for the plant tours, a special room rate has been negotiated for you at The Holiday Inn. You may call them at 402-228-7000 for reservations.
In the meantime, don’t forget to check our website for updates.
Sincerely,

Jack L. Alderman
Chairman
E Energy Adams, LLC

This letter contains forward-looking statements that involve future events, our future performance and our expected future operations and actions. These forward-looking statements are only our predictions and involve numerous assumptions, risks and uncertainties, including, but not limited to those identified in our Securities and Exchange Commission filings. Our actual results or actions could and likely will differ materially from those anticipated in the forward-looking statements for many reasons, including the reasons described in our SEC filings. We are not under any duty to update the forward-looking statements contained in this letter. We cannot guarantee future results, levels of activity, performance or achievements. We caution you not to put undue reliance on any forward-looking statements, which speak only as of the date of this communication. You should read this letter with the understanding that our actual future results may be materially different from what we currently expect. We qualify all of our forward-looking statements by these cautionary statements.